Exhibit 99

NextEra Energy, Inc. Media Line: 561-694-4442 Oct. 26, 2017 FOR IMMEDIATE RELEASE
NextEra Energy reports third-quarter 2017 financial results

•	NextEra Energy delivers solid third-quarter financial and operational results

•	Florida Power & Light Company's continued investments in the business to further advance its customer value proposition result in approximately 9.8 percent growth in regulatory capital employed

•	NextEra Energy Resources adds 760 megawatts to its contracted renewables backlog and 514 megawatts to its repowering backlog

JUNO BEACH, Fla. - NextEra Energy, Inc. (NYSE: NEE) today reported third-quarter 2017 net income attributable to NextEra Energy on a GAAP basis of $847 million, or $1.79 per share, compared to $753 million, or $1.62 per share, in the third quarter of 2016. On an adjusted basis, NextEra Energy's third-quarter 2017 earnings were $875 million, or $1.85 per share, compared to $809 million, or $1.74 per share, in the third quarter of 2016.

Adjusted earnings for these periods exclude the effects of non-qualifying hedges, the net effect of other than temporary impairments (OTTI) on certain investments, operating results from the Spain solar projects and merger-related expenses.

NextEra Energy's management uses adjusted earnings, which is a non-GAAP financial measure, internally for financial planning, analysis of performance, reporting of results to the board of directors and as an input in determining performance-based compensation under the company's employee incentive compensation plans. NextEra Energy also uses earnings expressed in this fashion when communicating its financial results and earnings outlook to analysts and investors. NextEra Energy's management believes that adjusted earnings provide a more meaningful representation of NextEra Energy's fundamental earnings power. A reconciliation of historical adjusted earnings to net income attributable to NextEra Energy, which is the most directly comparable GAAP measure, is included in the attachments to this news release.

"NextEra Energy delivered solid third-quarter results and remains well-positioned to achieve our overall objectives for 2017," said Jim Robo, chairman and chief executive officer of NextEra Energy. "NextEra Energy's third-quarter adjusted earnings per share increased more than 6 percent, driven primarily by new investments at both FPL and NextEra Energy Resources. FPL continues to advance its strategy of making long-term investments in energy infrastructure, while keeping electric bills low, maintaining high reliability and delivering superior customer service. Consistent with this strategy, FPL continues to make progress on its capital projects for the year and executed very well on behalf of customers while responding to Hurricane Irma – the largest hurricane event in our company's history. I am extremely proud that our team completed the fastest storm restoration of the largest number of customers by any one utility in U.S. history, which we believe was enabled by the approximately $3 billion we have invested over the last 11 years to create a smarter, stronger and more storm-resilient energy grid. NextEra Energy Resources remains equally well-positioned to capitalize on what we view as one of the best environments for renewables development in our history. The team continued to build on its success of recent quarters with another excellent period of new project origination, signing 760 megawatts of additional long-term contracted projects and adding an additional 514 megawatts to our repowering backlog. Overall, we are positioned to continue delivering outstanding value for our shareholders, and I remain confident that we will be able to achieve our financial expectations at or near the top of the 6 to 8 percent adjusted earnings per share growth range through 2020."

Florida Power & Light Company
NextEra Energy's principal rate-regulated electric utility subsidiary, Florida Power & Light Company (FPL), reported third-quarter 2017 net income of $566 million, or $1.19 per share, compared to $515 million, or $1.11 per share, for the prior-year quarter.

FPL's contribution to adjusted earnings per share growth over the prior-year comparable quarter was primarily driven by continued investment in the business to further advance its long-term focus on delivering outstanding customer value, best-in-class reliability and typical residential customer bills that are significantly lower than the national and Florida averages. For the third quarter of 2017, FPL's average number of customers increased by approximately 62,000, or 1.3 percent, from the prior-year comparable period.
FPL completed service restoration to more than 4.4 million customers – more than 90 percent of the company’s customers – affected by Hurricane Irma. In preparation for the powerful storm, FPL assembled and pre-positioned the largest restoration workforce in U.S. history, which grew to approximately 28,000 at its peak, including support from partner utilities from 30 states and Canada. This preparation and coordinated response, combined with the significant investments in the grid, enabled FPL to restore service to more than 2 million customers – nearly half of all affected customers – by the end of the first full day of restoration. Approximately 95 percent of impacted customers were restored within one week and the full restoration was completed 10 days after Hurricane Irma left FPL's service territory.
FPL continues to execute on its major capital initiatives, including leading one of the largest solar expansions ever in the eastern U.S. Construction of eight 74.5-megawatt (MW) solar energy centers across FPL's service territory remains on track and on budget. The eight solar energy centers, anticipated to come online later this year and in early 2018, will produce nearly 600 MW of combined solar capacity – enough to power approximately 120,000 homes. Furthermore, FPL has secured potential sites that could support more than 5 gigawatts of solar expansion and is developing an additional 1,600 MW of new solar generating capacity planned for beyond 2018. All of the solar energy centers are expected to be built cost-effectively, which would result in millions of dollars in net lifetime savings for FPL customers.
In addition, construction on the state-of-the-art, natural gas-fueled FPL Okeechobee Clean Energy Center remains on schedule and under budget. The approximately 1,750-MW project, expected to begin operation in mid-2019, will be one of the cleanest, most efficient plants of its kind in the world. Earlier this month, FPL filed a determination of need with the Florida Public Service Commission (PSC) for the planned modernization of the existing Lauderdale Plant in Dania Beach. The new, approximately 1,200-MW FPL Dania Beach Clean Energy Center will be highly efficient and fueled by clean-burning natural gas. The facility is expected to begin operation by mid-2022 and produce more than $335 million in projected net savings for FPL customers over its operational life.

Last month, the PSC approved the settlement agreement with the Office of Public Counsel regarding FPL's proposal for the early shutdown of the St. Johns River Power Park, an approximately 1,300-MW coal-fired plant jointly owned with JEA. The early retirement of the plant, which is expected in January 2018, is projected to provide total savings to FPL customers of $183 million and prevent nearly 5.6 million tons of carbon dioxide emissions annually, adding to the customer savings and emission reductions of the early retirements of the Cedar Bay Generating Plant and the Indiantown Cogeneration Plant.
NextEra Energy Resources
NextEra Energy Resources, the competitive energy business of NextEra Energy, reported a third-quarter 2017 contribution to net income attributable to NextEra Energy on a GAAP basis of $292 million, or $0.62 per share, compared to $307 million, or $0.66 per share, in the prior-year comparable quarter. On an adjusted basis, NextEra Energy Resources' earnings for the third-quarter of 2017 were $292 million, or $0.62 per share, compared to $279 million, or $0.60 per share, for the third quarter of 2016.

NextEra Energy Resources' contribution to third-quarter 2017 adjusted earnings per share increased $0.02, compared to the prior-year quarter. The business' results were primarily driven by contributions from new investments, reflecting continued growth in the contracted renewables portfolio. Partially offsetting the positive results were higher interest expense and a decline in contributions from existing generation assets due to low wind resource.
During the third quarter, the NextEra Energy Resources team continued to execute on its backlog and pursue additional opportunities for contracted renewables development. Over the past few months, the team added 760 MW of additional renewables projects to its backlog, including approximately 566 MW of new wind projects for 2018 delivery, approximately 164 MW of new solar projects for delivery between 2018 and 2020 and a 30-MW battery storage project that will be paired with one of the solar power purchase agreements. This project is the largest combined solar and storage facility in the U.S. announced to date. Also during the quarter, NextEra Energy Resources added 514 MW to its repowering backlog, commissioned an additional 308 MW of wind repowering projects and closed its first tax equity financing for a wind repowering portfolio.

Progress continues on the Mountain Valley Pipeline project, with the issuance of a Certificate of Public Convenience and Necessity by the Federal Energy Regulatory Commission earlier this month. Final development activities are underway on the 303-mile underground pipeline, and the Mountain Valley Pipeline joint venture expects to begin advancing construction efforts to support a December 2018 commercial operation date.

Corporate and Other
On a GAAP basis, Corporate and Other earnings increased $0.13 per share in the third quarter of 2017, compared to the prior-year comparable period. On an adjusted basis, Corporate and Other earnings increased $0.01 per share in the third quarter of 2017, compared to the prior-year comparable period.

Earlier this month, NextEra Energy Transmission New York was selected by the New York Independent System Operator (NYISO) to develop a 20-mile, 345-kV transmission line and accompanying facilities located near Buffalo, New York. The project is NYISO’s first competitive transmission award under its Public Policy Transmission Planning Process and will help allow the state to maximize the flow of energy from lower-cost renewable generation. The project is required to be in service by June 2022.

Outlook

NextEra Energy continues to expect adjusted earnings per share to be in the range of $6.35 to $6.85 for 2017. For 2018, the company expects adjusted earnings per share to be in the range of $6.80 to $7.30 and in the range of $7.85 to $8.45 for 2020, implying a compound annual growth rate off a 2016 base of 6 to 8 percent.

NextEra Energy's adjusted earnings expectations exclude the cumulative effect of adopting new accounting standards, the effect of non-qualifying hedges, as well as net OTTI losses on securities held in NextEra Energy Resources' nuclear decommissioning funds, none of which can be determined at this time. Adjusted earnings expectations also exclude the operating results from the Spain solar projects, merger-related expenses, net gains associated with NextEra Energy Partners, LP's deconsolidation beginning in 2018 and the gain on the sale of the fiber-optic telecommunications business in 2017. In addition, adjusted earnings expectations assume, among other things: normal weather and operating conditions; continued recovery of the national and the Florida economy; supportive commodity markets; current forward curves; public policy support for wind and solar development and construction; market demand and transmission expansion to support wind and solar development; market demand for pipeline capacity; access to capital at reasonable cost and terms; no divestitures other than to NextEra Energy Partners or acquisitions; no adverse litigation decisions; and no changes to governmental tax policy or incentives. Please see the accompanying cautionary statements for a list of the risk factors that may affect future results.

As previously announced, NextEra Energy's third-quarter 2017 conference call is scheduled for 9 a.m. ET today. Also discussed during the call will be third-quarter 2017 financial results for NextEra Energy Partners, LP (NYSE: NEP). The listen-only webcast will be available on NextEra Energy's website by accessing the following link: www.NextEraEnergy.com/investors. The news release and slides accompanying the presentation may be downloaded at www.NextEraEnergy.com/investors, beginning at 7:30 a.m. ET today. A replay will be available for 90 days by accessing the same link as listed above.

This news release should be read in conjunction with the attached unaudited financial information.

NextEra Energy, Inc.
NextEra Energy, Inc. (NYSE: NEE) is a leading clean energy company with consolidated revenues of approximately $16.2 billion, approximately 45,900 megawatts of generating capacity, which includes megawatts associated with noncontrolling interests related to NextEra Energy Partners, LP (NYSE: NEP), and approximately 14,700 employees in 30 states and Canada as of year-end 2016. Headquartered in Juno Beach, Florida, NextEra Energy's principal subsidiaries are Florida Power & Light Company, which serves approximately 5 million customer accounts in Florida and is one of the largest rate-regulated electric utilities in the United States, and NextEra Energy Resources, LLC, which, together with its affiliated entities, is the world's largest generator of renewable energy from the wind and sun. Through its subsidiaries, NextEra Energy generates clean, emissions-free electricity from eight commercial nuclear power units in Florida, New Hampshire, Iowa and Wisconsin. A Fortune 200 company and included in the S&P 100 index, NextEra Energy has been recognized often by third parties for its efforts in sustainability, corporate responsibility, ethics and compliance, and diversity, and has been ranked No. 1 in the electric and gas utilities industry in Fortune's 2017 list of "World's Most Admired Companies." For more information about NextEra Energy companies, visit these websites: www.NextEraEnergy.com, www.FPL.com, www.NextEraEnergyResources.com.

###

Cautionary Statements and Risk Factors That May Affect Future Results

This news release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical facts, but instead represent the current expectations of NextEra Energy, Inc. (NextEra Energy) and Florida Power & Light Company (FPL) regarding future operating results and other future events, many of which, by their nature, are inherently uncertain and outside of NextEra Energy's and FPL's control. Forward-looking statements in this news release include, among others, statements concerning adjusted earnings per share expectations and future operating performance, and statements concerning future dividends. In some cases, you can identify the forward-looking statements by words or phrases such as “will,” “may result,” “expect,” “anticipate,” “believe,” “intend,” “plan,” “seek,” “potential,” “projection,” “forecast,” “predict,” “goals,” “target,” “outlook,” “should,” “would” or similar words or expressions. You should not place undue reliance on these forward-looking statements, which are not a guarantee of future performance. The future results of NextEra Energy and FPL and their business and financial condition are subject to risks and uncertainties that could cause their actual results to differ materially from those expressed or implied in the forward-looking statements, or may require them to limit or eliminate certain operations. These risks and uncertainties include, but are not limited to, the following: effects of extensive regulation of NextEra Energy's and FPL's business operations; inability of NextEra Energy and FPL to recover in a timely manner any significant amount of costs, a return on certain assets or a reasonable return on invested capital through base rates, cost recovery clauses, other regulatory mechanisms or otherwise; impact of political, regulatory and economic factors on regulatory decisions important to NextEra Energy and FPL; disallowance of cost recovery by FPL based on a finding of imprudent use of derivative instruments; effect of any reductions or modifications to, or elimination of, governmental incentives or policies that support utility scale renewable energy projects of NextEra Energy Resources, LLC and its affiliated entities (NextEra Energy Resources) or the imposition of additional tax laws, policies or assessments on renewable energy; impact of new or revised laws, regulations, interpretations or other regulatory initiatives on NextEra Energy and FPL; capital expenditures, increased operating costs and various liabilities attributable to environmental laws, regulations and other standards applicable to NextEra Energy and FPL; effects on NextEra Energy and FPL of federal or state laws or regulations mandating new or additional limits on the production of greenhouse gas emissions; exposure of NextEra Energy and FPL to significant and increasing compliance costs and substantial monetary penalties and other sanctions as a result of extensive federal regulation of their operations and businesses; effect on NextEra Energy and FPL of changes in tax laws, guidance or policies as well as in judgments and estimates used to determine tax-related asset and liability amounts; impact on NextEra Energy and FPL of adverse results of litigation; effect on NextEra Energy and FPL of failure to proceed with projects under development or inability to complete the construction of (or capital improvements to) electric generation, transmission and distribution facilities, gas infrastructure facilities or other facilities on schedule or within budget; impact on development and operating activities of NextEra Energy and FPL resulting from risks related to project siting, financing, construction, permitting, governmental approvals and the negotiation of project development agreements; risks involved in the operation and maintenance of electric generation, transmission and distribution facilities, gas infrastructure facilities and other facilities; effect on NextEra Energy and FPL of a lack of growth or slower growth in the number of customers or in customer usage; impact on NextEra Energy and FPL of severe weather and other weather conditions; threats of terrorism and catastrophic events that could result from terrorism, cyber attacks or other attempts to disrupt NextEra Energy's and FPL's business or the businesses of third parties; inability to obtain adequate insurance coverage for protection of NextEra Energy and FPL against significant losses and risk that insurance coverage does not provide protection against all significant losses; a prolonged period of low gas and oil prices could impact NextEra Energy Resources’ gas infrastructure business and cause NextEra Energy Resources to delay or cancel certain gas infrastructure projects and for certain existing projects to be impaired; risk to NextEra Energy Resources of increased operating costs resulting from unfavorable supply costs necessary to provide NextEra Energy Resources' full energy and capacity requirement services; inability or failure by NextEra Energy Resources to manage properly or hedge effectively the commodity risk within its portfolio; effect of reductions in the liquidity of energy markets on NextEra Energy's ability to manage operational risks; effectiveness of NextEra Energy's and FPL's risk management tools associated with their hedging and trading procedures to protect against significant losses, including the effect of unforeseen price variances from historical behavior; impact of unavailability or disruption of power transmission or commodity transportation facilities on sale and delivery of power or natural gas by FPL and NextEra Energy Resources; exposure of NextEra Energy and FPL to credit and performance risk from customers, hedging counterparties and vendors; failure of NextEra Energy or FPL counterparties to perform under derivative contracts or of requirement for NextEra Energy or FPL to post margin cash collateral under derivative contracts; failure or breach of NextEra Energy's or FPL's information technology systems; risks to NextEra Energy and FPL's retail businesses from compromise of sensitive customer data; losses from volatility in the market values of derivative instruments and limited liquidity in OTC markets; impact of negative publicity; inability of NextEra Energy and FPL to maintain, negotiate or renegotiate acceptable franchise agreements with municipalities and counties in Florida; occurrence of work strikes or stoppages and increasing personnel costs; NextEra Energy's ability to successfully identify, complete and integrate acquisitions, including the effect of increased competition for acquisitions; NextEra Energy Partners, LP’s (NEP's) acquisitions may not be completed and, even if completed, NextEra Energy may not realize the anticipated benefits of any acquisitions; environmental, health and financial risks associated with NextEra Energy Resources’ and FPL's ownership and operation of nuclear generation facilities; liability of NextEra Energy and FPL for significant retrospective assessments and/or retrospective insurance premiums in the event of an incident at certain nuclear generation facilities; increased operating and capital expenditures and/or result in reduced revenues at nuclear generation facilities of NextEra Energy or FPL resulting from orders or new regulations of the Nuclear Regulatory Commission; inability to operate any of NextEra Energy Resources' or FPL's owned nuclear generation units through the end of their respective operating licenses; effect of disruptions, uncertainty or volatility in the credit and capital markets on NextEra Energy's and FPL's ability to fund their liquidity and capital needs and meet their growth objectives; inability of NextEra Energy, FPL and NextEra Energy Capital Holdings, Inc. to maintain their current credit ratings; impairment of NextEra Energy's and FPL's liquidity from inability of credit providers to fund their credit commitments or to maintain their current credit ratings; poor market performance and other economic factors that could affect NextEra Energy's defined benefit pension plan's funded status; poor market performance and other risks to the asset values of NextEra Energy's and FPL's nuclear decommissioning funds; changes in market value and other risks to certain of NextEra Energy's investments; effect of inability of NextEra Energy subsidiaries to pay upstream dividends or repay funds to NextEra Energy or of NextEra Energy's performance under guarantees of subsidiary obligations on NextEra Energy's ability to meet its financial obligations and to pay dividends on its common stock; the fact that the amount and timing of dividends payable on NextEra Energy's common stock, as well as the dividend policy approved by NextEra Energy's board of directors from time to time, and changes to that policy, are within the sole discretion of NextEra Energy's board of directors and, if declared and paid, dividends may be in amounts that are less than might be expected by shareholders; NEP’s inability to access sources of capital on commercially reasonable terms could have an effect on its ability to consummate future acquisitions and on the value of NextEra Energy’s limited partner interest in NextEra Energy Operating Partners, LP; and effects of disruptions, uncertainty or volatility in the credit and capital markets on the market price of NextEra Energy's common stock. NextEra Energy and FPL discuss these and other risks and uncertainties in their annual report on Form 10-K for the year ended December 31, 2016 and other SEC filings, and this news release should be read in conjunction with such SEC filings made through the date of this news release. The forward-looking statements made in this news release are made only as of the date of this news release and NextEra Energy and FPL undertake no obligation to update any forward-looking statements.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$3,477	$1,333	$(2)	$4,808
Operating Expenses (Income)
Fuel, purchased power and interchange	1,036	172	(32)	1,176
Other operations and maintenance	362	399	8	769
Merger	—	—	2	2
Depreciation and amortization	704	359	7	1,070
Losses (gains) on disposal of a business/assets - net	(1)	(4)	—	(5)
Taxes other than income taxes and other - net	354	38	5	397
Total operating expenses (income) - net	2,455	964	(10)	3,409
Operating Income (Loss)	1,022	369	8	1,399
Other Income (Deductions)
Interest expense	(121)	(193)	(67)	(381)
Benefits associated with differential membership interests - net	—	67	—	67
Equity in earnings of equity method investees	—	54	2	56
Allowance for equity funds used during construction	20	—	1	21
Interest income	1	18	1	20
Gains on disposal of investments and other property - net	—	14	1	15
Other - net	—	16	7	23
Total other income (deductions) - net	(100)	(24)	(55)	(179)
Income (Loss) before Income Taxes	922	345	(47)	1,220
Income Tax Expense (Benefit)	356	44	(36)	364
Net Income (Loss)	566	301	(11)	856
Less Net Income Attributable to Noncontrolling Interests	—	9	—	9
Net Income (Loss) Attributable to NextEra Energy, Inc.	$566	$292	$(11)	$847
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$566	$292	$(11)	$847
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	17	45	62
Loss (income) from other than temporary impairments - net(4)	—	(9)	—	(9)
Operating loss (income) of Spain solar projects(5)	—	(8)	—	(8)
Merger-related expenses(6)	—	—	3	3
Less related income tax expense (benefit)	—	—	(20)	(20)
Adjusted Earnings	$566	$292	$17	$875
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.19	$0.62	$(0.02)	$1.79
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	0.04	0.09	0.13
Loss (income) from other than temporary impairments - net(4)	—	(0.02)	—	(0.02)
Operating loss (income) of Spain solar projects(5)	—	(0.02)	—	(0.02)
Merger-related expenses(6)	—	—	0.01	0.01
Less related income tax expense (benefit)	—	—	(0.04)	(0.04)
Adjusted Earnings Per Share	$1.19	$0.62	$0.04	$1.85
Weighted-average shares outstanding (assuming dilution)				474
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, $13, $26, $39, or $0.00, $0.03, $0.05, $0.08 per share, respectively.
(4) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(5) After tax impact on adjusted earnings is ($8) or ($0.02) per share.
(6) After tax impact on adjusted earnings is $2 or $0.01 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Three Months Ended September 30, 2016	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$3,283	$1,430	$92	$4,805
Operating Expenses (Income)
Fuel, purchased power and interchange	1,045	161	11	1,217
Other operations and maintenance	403	395	35	833
Merger	—	—	123	123
Depreciation and amortization	587	380	16	983
Losses (gains) on disposal of a business/assets - net	(1)	(3)	—	(4)
Taxes other than income taxes and other - net	328	41	5	374
Total operating expenses (income) - net	2,362	974	190	3,526
Operating Income (Loss)	921	456	(98)	1,279
Other Income (Deductions)
Interest expense	(114)	(220)	(35)	(369)
Benefits associated with differential membership interests - net	—	59	—	59
Equity in earnings of equity method investees	—	61	9	70
Allowance for equity funds used during construction	17	3	—	20
Interest income	—	6	17	23
Gains on disposal of investments and other property - net	—	9	—	9
Revaluation of contingent consideration	—	101	—	101
Other - net	—	3	12	15
Total other income (deductions) - net	(97)	22	3	(72)
Income (Loss) before Income Taxes	824	478	(95)	1,207
Income Tax Expense (Benefit)	309	135	(26)	418
Net Income (Loss)	515	343	(69)	789
Less Net Income Attributable to Noncontrolling Interests	—	36	—	36
Net Income (Loss) Attributable to NextEra Energy, Inc.	$515	$307	$(69)	$753
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$515	$307	$(69)	$753
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(79)	(1)	(80)
Operating loss (income) of Spain solar projects(4)	—	1	—	1
Merger-related expenses(5)	—	—	123	123
Less related income tax expense (benefit)	—	50	(38)	12
Adjusted Earnings	$515	$279	$15	$809
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$1.11	$0.66	$(0.15)	$1.62
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(0.17)	—	(0.17)
Operating loss (income) of Spain solar projects(4)	—	—	—	—
Merger-related expenses(5)	—	—	0.26	0.26
Less related income tax expense (benefit)	—	0.11	(0.08)	0.03
Adjusted Earnings Per Share	$1.11	$0.60	$0.03	$1.74
Weighted-average shares outstanding (assuming dilution)				466
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, ($28), $1, ($27), or $0.00, ($0.06), $0.00, ($0.06) per share, respectively.
(4) After tax impact on adjusted earnings is $0 or $0.00 per share.
(5) After tax impact on adjusted earnings is $83 or $0.18 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$9,095	$4,052	$38	$13,185
Operating Expenses (Income)
Fuel, purchased power and interchange	2,696	458	(61)	3,093
Other operations and maintenance	1,137	1,232	31	2,400
Merger	—	—	17	17
Depreciation and amortization	1,514	1,044	18	2,576
Losses (gains) on disposal of a business/assets - net	(4)	(8)	(1,094)	(1,106)
Taxes other than income taxes and other - net	979	126	10	1,115
Total operating expenses (income) - net	6,322	2,852	(1,079)	8,095
Operating Income (Loss)	2,773	1,200	1,117	5,090
Other Income (Deductions)
Interest expense	(360)	(613)	(198)	(1,171)
Benefits associated with differential membership interests - net	—	311	—	311
Equity in earnings of equity method investees	—	147	6	153
Allowance for equity funds used during construction	55	12	1	68
Interest income	1	53	5	59
Gains on disposal of investments and other property - net	—	47	17	64
Other - net	1	27	(21)	7
Total other income (deductions) - net	(303)	(16)	(190)	(509)
Income (Loss) before Income Taxes	2,470	1,184	927	4,581
Income Tax Expense (Benefit)	933	86	310	1,329
Net Income (Loss)	1,537	1,098	617	3,252
Less Net Income Attributable to Noncontrolling Interests	—	29	—	29
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,537	$1,069	$617	$3,223
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,537	$1,069	$617	$3,223
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(90)	130	40
Loss (income) from other than temporary impairments - net(4)	—	(7)	—	(7)
Gains on disposal of a business/assets(5)	—	—	(1,096)	(1,096)
Operating loss (income) of Spain solar projects(6)	—	(6)	—	(6)
Merger-related expenses(7)	—	—	41	41
Less related income tax expense (benefit)	—	34	346	380
Adjusted Earnings	$1,537	$1,000	$38	$2,575
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$3.26	$2.26	$1.31	$6.83
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	(0.19)	0.28	0.09
Loss (income) from other than temporary impairments - net(4)	—	(0.01)	—	(0.01)
Gains on disposal of a business/assets(5)	—	—	(2.32)	(2.32)
Operating loss (income) of Spain solar projects(6)	—	(0.01)	—	(0.01)
Merger-related expenses(7)	—	—	0.09	0.09
Less related income tax expense (benefit)	—	0.06	0.73	0.79
Adjusted Earnings Per Share	$3.26	$2.11	$0.09	$5.46
Weighted-average shares outstanding (assuming dilution)				472
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, ($57), $78, $21, or $0.00, ($0.12), $0.17, $0.05 per share, respectively.
(4) After tax impact on adjusted earnings is ($4) or ($0.01) per share.
(5) After tax impact on adjusted earnings is ($685) or ($1.45) per share.
(6) After tax impact on adjusted earnings is ($8) or ($0.02) per share.
(7) After tax impact on adjusted earnings is $28 or $0.06 per share.

NextEra Energy, Inc.
Condensed Consolidated Statements of Income
(millions, except per share amounts)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2016	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Operating Revenues	$8,337	$3,841	$279	$12,457
Operating Expenses (Income)
Fuel, purchased power and interchange	2,556	517	32	3,105
Other operations and maintenance	1,203	1,177	94	2,474
Merger	—	—	129	129
Depreciation and amortization	1,207	1,006	49	2,262
Losses (gains) on disposal of a business/assets - net	(4)	(256)	3	(257)
Taxes other than income taxes and other - net	912	131	19	1,062
Total operating expenses (income) - net	5,874	2,575	326	8,775
Operating Income (Loss)	2,463	1,266	(47)	3,682
Other Income (Deductions)
Interest expense	(342)	(866)	(272)	(1,480)
Benefits associated with differential membership interests - net	—	220	—	220
Equity in earnings of equity method investees	—	117	30	147
Allowance for equity funds used during construction	55	6	1	62
Interest income	3	16	42	61
Gains on disposal of investments and other property - net	—	36	—	36
Revaluation of contingent consideration	—	118	—	118
Other - net	—	5	16	21
Total other income (deductions) - net	(284)	(348)	(183)	(815)
Income (Loss) before Income Taxes	2,179	918	(230)	2,867
Income Tax Expense (Benefit)	823	111	(55)	879
Net Income (Loss)	1,356	807	(175)	1,988
Less Net Income Attributable to Noncontrolling Interests	—	42	—	42
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,356	$765	$(175)	$1,946
Reconciliation of Net Income (Loss) Attributable to NextEra Energy, Inc. to Adjusted Earnings:
Net Income (Loss) Attributable to NextEra Energy, Inc.	$1,356	$765	$(175)	$1,946
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	415	163	578
Loss (income) from other than temporary impairments - net(4)	—	10	—	10
Resolution of contingencies related to a previous asset sale(5)	—	(9)	—	(9)
Gains on disposal of a business/assets(6)	—	(254)	—	(254)
Operating loss (income) of Spain solar projects(7)	—	5	—	5
Merger-related expenses(8)	—	—	129	129
Less related income tax expense (benefit)	—	(32)	(53)	(85)
Adjusted Earnings	$1,356	$900	$64	$2,320
Earnings (Loss) Per Share Attributable to NextEra Energy, Inc. (assuming dilution)	$2.92	$1.65	$(0.38)	$4.19
Adjustments(2):
Net losses (gains) associated with non-qualifying hedges(3)	—	0.89	0.35	1.24
Loss (income) from other than temporary impairments - net(4)	—	0.02	—	0.02
Resolution of contingencies related to a previous asset sale(5)	—	(0.02)	—	(0.02)
Gains on disposal of a business/assets(6)	—	(0.55)	—	(0.55)
Operating loss (income) of Spain solar projects(7)	—	0.01	—	0.01
Merger-related expenses(8)	—	—	0.28	0.28
Less related income tax expense (benefit)	—	(0.06)	(0.11)	(0.17)
Adjusted Earnings Per Share	$2.92	$1.94	$0.14	$5.00
Weighted-average shares outstanding (assuming dilution)				465
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

(2) Adjustments are presented on a pretax basis.
(3) After tax impact on adjusted earnings by segment is $0, $295, $94, $389, or $0.00, $0.63, $0.20, $0.83 per share, respectively.
(4) After tax impact on adjusted earnings by segment is $0, $5, ($1), $4, or $0.00, $0.01, $0.00, $0.01 per share, respectively.
(5) After tax impact on adjusted earnings is ($5) or ($0.01) per share.
(6) After tax impact on adjusted earnings by segment is $0, ($164), $58, ($106), or $0.00, ($0.35), $0.13, ($0.22) per share, respectively.
(7) After tax impact on adjusted earnings is $4 or $0.01 per share.
(8) After tax impact on adjusted earnings is $88 or $0.19 per share.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
September 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$46,394	$36,669	$982	$84,045
Nuclear fuel	1,260	751	—	2,011
Construction work in progress	3,341	3,108	43	6,492
Accumulated depreciation and amortization	(12,730)	(8,617)	(113)	(21,460)
Total property, plant and equipment - net	38,265	31,911	912	71,088
Current Assets
Cash and cash equivalents	8	685	688	1,381
Customer receivables, net of allowances	1,212	915	20	2,147
Other receivables	225	725	(347)	603
Materials, supplies and fossil fuel inventory	903	449	—	1,352
Regulatory assets	551	—	—	551
Derivatives	7	428	7	442
Other	176	379	(4)	551
Total current assets	3,082	3,581	364	7,027
Other Assets
Special use funds	3,963	1,931	—	5,894
Other investments	4	2,668	311	2,983
Prepaid benefit costs	1,332	—	(115)	1,217
Regulatory assets	2,971	17	302	3,290
Derivatives	—	1,499	47	1,546
Other	298	3,384	54	3,736
Total other assets	8,568	9,499	599	18,666
Total Assets	$49,915	$44,991	$1,875	$96,781
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,291	9,856	(9,101)	9,046
Retained earnings	7,682	10,350	(733)	17,299
Accumulated other comprehensive income (loss)	—	138	(90)	48
Total common shareholders' equity	17,346	20,344	(11,292)	26,398
Noncontrolling interests	—	923	—	923
Total equity	17,346	21,267	(11,292)	27,321
Long-term debt	10,055	9,545	10,745	30,345
Total capitalization	27,401	30,812	(547)	57,666
Current Liabilities
Commercial paper	1,079	—	995	2,074
Other short-term debt	250	5	—	255
Current maturities of long-term debt	463	570	1,252	2,285
Accounts payable	764	1,531	(39)	2,256
Customer deposits	446	3	—	449
Accrued interest and taxes	637	280	(44)	873
Derivatives	3	232	22	257
Accrued construction-related expenditures	218	698	5	921
Regulatory liabilities	145	—	12	157
Other	1,573	401	103	2,077
Total current liabilities	5,578	3,720	2,306	11,604
Other Liabilities and Deferred Credits
Asset retirement obligations	2,001	881	—	2,882
Deferred income taxes	9,554	3,245	(236)	12,563
Regulatory liabilities	4,855	—	40	4,895
Derivatives	—	471	43	514
Deferral related to differential membership interests	—	4,542	—	4,542
Other	526	1,320	269	2,115
Total other liabilities and deferred credits	16,936	10,459	116	27,511
Commitments and Contingencies
Total Capitalization and Liabilities	$49,915	$44,991	$1,875	$96,781
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Balance Sheets
(millions)
(unaudited)

			Preliminary
December 31, 2016	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Property, Plant and Equipment
Electric plant in service and other property	$44,966	$34,158	$1,026	$80,150
Nuclear fuel	1,308	823	—	2,131
Construction work in progress	2,039	2,663	30	4,732
Accumulated depreciation and amortization	(12,304)	(7,655)	(142)	(20,101)
Total property, plant and equipment - net	36,009	29,989	914	66,912
Current Assets
Cash and cash equivalents	33	603	656	1,292
Customer receivables, net of allowances	768	986	30	1,784
Other receivables	148	572	(65)	655
Materials, supplies and fossil fuel inventory	851	438	—	1,289
Regulatory assets	524	—	—	524
Derivatives	209	505	171	885
Assets held for sale	—	—	452	452
Other	213	312	3	528
Total current assets	2,746	3,416	1,247	7,409
Other Assets
Special use funds	3,665	1,769	—	5,434
Other investments	4	2,158	320	2,482
Prepaid benefit costs	1,301	—	(124)	1,177
Regulatory assets	1,573	9	312	1,894
Derivatives	—	1,287	63	1,350
Other	203	3,115	17	3,335
Total other assets	6,746	8,338	588	15,672
Total Assets	$45,501	$41,743	$2,749	$89,993
Capitalization
Common stock	$1,373	$—	$(1,368)	$5
Additional paid-in capital	8,332	7,725	(7,109)	8,948
Retained earnings	6,875	9,281	(698)	15,458
Accumulated other comprehensive income (loss)	—	27	(97)	(70)
Total common shareholders' equity	16,580	17,033	(9,272)	24,341
Noncontrolling interests	—	990	—	990
Total equity	16,580	18,023	(9,272)	25,331
Long-term debt	9,705	8,631	9,482	27,818
Total capitalization	26,285	26,654	210	53,149
Current Liabilities
Commercial paper	268	—	—	268
Other short-term debt	150	—	—	150
Current maturities of long-term debt	367	513	1,724	2,604
Accounts payable	837	2,645	(35)	3,447
Customer deposits	466	4	—	470
Accrued interest and taxes	240	309	(69)	480
Derivatives	1	329	74	404
Accrued construction-related expenditures	262	855	3	1,120
Regulatory liabilities	294	—	5	299
Liabilities associated with assets held for sale	—	—	451	451
Other	496	615	115	1,226
Total current liabilities	3,381	5,270	2,268	10,919
Other Liabilities and Deferred Credits
Asset retirement obligations	1,919	817	—	2,736
Deferred income taxes	8,541	2,685	(125)	11,101
Regulatory liabilities	4,893	—	13	4,906
Derivatives	—	436	41	477
Deferral related to differential membership interests	—	4,656	—	4,656
Other	482	1,225	342	2,049
Total other liabilities and deferred credits	15,835	9,819	271	25,925
Commitments and Contingencies
Total Capitalization and Liabilities	$45,501	$41,743	$2,749	$89,993
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2017	Florida Power & Light	NEER	Corporate & Other(1)	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$1,537	$1,098	$617	$3,252
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,514	1,044	18	2,576
Nuclear fuel and other amortization	153	44	13	210
Unrealized losses (gains) on marked to market derivative contracts - net	—	(161)	206	45
Foreign currency transaction gains	—	(10)	(13)	(23)
Deferred income taxes	987	444	(115)	1,316
Cost recovery clauses and franchise fees	61	—	—	61
Acquisition of purchased power agreement	(258)	—	—	(258)
Benefits associated with differential membership interests - net	—	(311)	—	(311)
Gains on disposal of a business/assets - net	(4)	(55)	(1,111)	(1,170)
Recoverable storm-related costs	(334)	—	—	(334)
Other - net	(59)	54	111	106
Changes in operating assets and liabilities:
Current assets	(578)	40	(6)	(544)
Noncurrent assets	(45)	(24)	(8)	(77)
Current liabilities	507	(548)	340	299
Noncurrent liabilities	(13)	43	(18)	12
Net cash provided by operating activities	3,468	1,658	34	5,160
Cash Flows From Investing Activities
Capital expenditures of FPL	(3,676)	—	—	(3,676)
Independent power and other investments of NEER	—	(4,678)	—	(4,678)
Nuclear fuel purchases	(104)	(71)	—	(175)
Other capital expenditures and other investments	—	—	(58)	(58)
Proceeds from sale of the fiber-optic telecommunications business	—	—	1,482	1,482
Sale of independent power and other investments of NEER	—	159	—	159
Proceeds from sale or maturity of securities in special use funds and other investments	1,241	636	182	2,059
Purchases of securities in special use funds and other investments	(1,320)	(631)	(195)	(2,146)
Other - net	29	162	7	198
Net cash provided by (used in) investing activities	(3,830)	(4,423)	1,418	(6,835)
Cash Flows From Financing Activities
Issuances of long-term debt	200	2,431	2,565	5,196
Retirements of long-term debt	(73)	(1,618)	(2,201)	(3,892)
Proceeds from differential membership investors	—	340	—	340
Net change in commercial paper	811	—	995	1,806
Proceeds from other short-term debt	200	—	—	200
Repayments of other short-term debt	(2)	—	—	(2)
Issuances of common stock - net	—	—	36	36
Dividends on common stock	—	—	(1,382)	(1,382)
Dividends & capital distributions from (to) parent - net	(800)	2,131	(1,331)	—
Other - net	1	(437)	(102)	(538)
Net cash provided by (used in) financing activities	337	2,847	(1,420)	1,764
Net increase (decrease) in cash and cash equivalents	(25)	82	32	89
Cash and cash equivalents at beginning of period	33	603	656	1,292
Cash and cash equivalents at end of period	$8	$685	$688	$1,381
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Condensed Consolidated Statements of Cash Flows
(millions)
(unaudited)

			Preliminary
Nine Months Ended September 30, 2016	Florida Power & Light	NEER	Corporate & Other(1)(2)	NextEra Energy, Inc.
Cash Flows From Operating Activities
Net income	$1,356	$807	$(175)	$1,988
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	1,207	1,006	49	2,262
Nuclear fuel and other amortization	167	94	14	275
Unrealized losses on marked to market derivative contracts - net	—	306	63	369
Foreign currency transaction losses (gains)	—	(3)	102	99
Deferred income taxes	569	217	(20)	766
Cost recovery clauses and franchise fees	111	—	—	111
Benefits associated with differential membership interests - net	—	(220)	—	(220)
Gains on disposal of a business/assets - net	—	(292)	1	(291)
Recoverable storm-related costs	(17)	—	—	(17)
Other - net	(15)	(174)	28	(161)
Changes in operating assets and liabilities:
Current assets	(185)	(27)	8	(204)
Noncurrent assets	12	(10)	(19)	(17)
Current liabilities	679	(109)	(208)	362
Noncurrent liabilities	(94)	30	36	(28)
Net cash provided by (used in) operating activities	3,790	1,625	(121)	5,294
Cash Flows From Investing Activities
Capital expenditures of FPL	(2,976)	—	—	(2,976)
Independent power and other investments of NEER	—	(4,610)	—	(4,610)
Nuclear fuel purchases	(121)	(73)	—	(194)
Other capital expenditures and other investments	—	—	(149)	(149)
Sale of independent power and other investments of NEER	—	395	—	395
Proceeds from sale or maturity of securities in special use funds and other investments	1,775	609	251	2,635
Purchases of securities in special use funds and other investments	(1,836)	(636)	(239)	(2,711)
Proceeds from sales of noncontrolling interests in NEP	—	645	—	645
Other - net	32	(55)	5	(18)
Net cash used in investing activities	(3,126)	(3,725)	(132)	(6,983)
Cash Flows From Financing Activities
Issuances of long-term debt	150	1,793	2,701	4,644
Retirements of long-term debt	(262)	(1,112)	(1,280)	(2,654)
Proceeds from differential membership investors	—	328	—	328
Net change in commercial paper	408	—	(154)	254
Proceeds from other short-term debt	500	—	—	500
Repayments of other short-term debt	(150)	(12)	(200)	(362)
Issuances of common stock - net	—	—	528	528
Dividends on common stock	—	—	(1,205)	(1,205)
Dividends & capital distributions from (to) parent - net	(1,300)	1,342	(42)	—
Other - net	13	(169)	(78)	(234)
Net cash provided by (used in) financing activities	(641)	2,170	270	1,799
Net increase in cash and cash equivalents	23	70	17	110
Cash and cash equivalents at beginning of period	23	490	58	571
Cash and cash equivalents at end of period	$46	$560	$75	$681
—————————————
(1) Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt. Residual corporate interest expense is included in Corporate & Other.

NextEra Energy, Inc.
Earnings Per Share Contributions
(assuming dilution)
(unaudited)

Preliminary
	First Quarter	Second Quarter	Third Quarter	Year-To-Date
2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.41	$1.16	$1.62	$4.19

Florida Power & Light - 2016 Earnings Per Share	$0.85	$0.96	$1.11	$2.92
New investment growth	0.11	0.07	0.08	0.25
Cost recovery clause results	—	0.01	0.01	0.02
Allowance for funds used during construction	(0.02)	0.01	0.01	—
Woodford shale investment	—	0.03	—	0.03
Wholesale operations	—	0.02	—	0.01
Other and share dilution	0.01	0.02	(0.02)	0.03
Florida Power & Light - 2017 Earnings Per Share	$0.95	$1.12	$1.19	$3.26

NEER - 2016 Earnings Per Share Attributable to NextEra Energy, Inc.	$0.48	$0.50	$0.66	$1.65
New investments	0.35	0.17	0.12	0.66
Existing assets	(0.01)	(0.08)	(0.03)	(0.14)
Gas infrastructure	(0.11)	(0.04)	(0.01)	(0.16)
Customer supply and proprietary power & gas trading	(0.04)	0.05	—	0.01
Non-qualifying hedges impact	0.44	0.40	(0.09)	0.75
Resolution of contingencies related to a previous asset sale	(0.01)	—	—	(0.01)
Gain on disposal of assets - net (see related tax effects in Corporate and Other below)	—	(0.35)	—	(0.35)
Spain operating results	(0.01)	0.02	0.02	0.03
Change in other than temporary impairment losses - net	0.01	—	0.01	0.02
Interest and corporate general and administrative expenses	(0.09)	(0.09)	(0.10)	(0.28)
Other, including income taxes and share dilution	—	0.06	0.04	0.08
NEER - 2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$1.01	$0.64	$0.62	$2.26

Corporate and Other - 2016 Earnings Per Share	$0.08	$(0.30)	$(0.15)	$(0.38)
Non-qualifying hedges impact	(0.05)	0.14	(0.05)	0.03
Gain on disposal of a business/assets - net (including consolidating tax effects)	1.46	0.13	—	1.58
Merger-related expenses	(0.04)	(0.01)	0.17	0.13
Other, including interest expense, interest income and consolidating income tax benefits or expenses and share dilution	(0.04)	(0.04)	0.01	(0.05)
Corporate and Other - 2017 Earnings (Loss) Per Share	$1.41	$(0.08)	$(0.02)	$1.31

2017 Earnings Per Share Attributable to NextEra Energy, Inc.	$3.37	$1.68	$1.79	$6.83
________________________

Corporate & Other represents other business activities, consolidating income tax adjustments and eliminating entries, and may include the net effect of rounding. Corporate & Other allocates a portion of corporate interest expense to NEER. Interest expense is allocated based on a deemed capital structure of 70% debt and, for purposes of allocating corporate interest expense, the deferred credit associated with differential membership interests sold by NEER subsidiaries is included with debt.  Residual corporate interest expense is included in Corporate & Other.

The sum of the quarterly amounts may not equal the year-to-date total due to rounding.

NextEra Energy, Inc.
Schedule of Total Debt and Equity
(millions)
(unaudited)

	Preliminary
September 30, 2017	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$4,215	$2,108
Debentures, related to NextEra Energy's equity units	2,200
Project Debt:
Natural gas-fired assets	24
Wind assets	4,001	1,485
Solar	3,208	993
Other	1,511	688
Storm Securitization Debt	144
Other(2)		738
Other long-term debt, including current maturities, and short-term debt(3)	20,021	20,017
Unamortized debt issuance costs	(365)
Total debt per Balance Sheet	34,959	26,029
Junior Subordinated Debentures		2,108
Debentures, related to NextEra Energy's equity units		2,200
Total Equity	27,321	27,321
Total capitalization, including debt due within one year	$62,280	$57,658
Debt ratio	56%	45%

December 31, 2016	Per Books	Adjusted (1)
Long-term debt, including current maturities, and short-term debt
Junior Subordinated Debentures	$3,460	$1,730
Debentures, related to NextEra Energy's equity units	2,200
Project Debt:
Natural gas-fired assets	36
Wind assets	4,228	1,542
Solar	2,975	1,040
Other	1,520	690
Storm Securitization Debt	210
Other(2)		519
Other long-term debt, including current maturities, and short-term debt(3)	16,556	16,556
Unamortized debt issuance costs	(345)
Total debt per Balance Sheet	30,840	22,077
Junior Subordinated Debentures		1,730
Debentures, related to NextEra Energy's equity units		2,200
Total Equity	25,331	25,331
Total capitalization, including debt due within one year	$56,171	$51,338
Debt ratio	55%	43%
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(1)	Adjusted debt calculation is based on NextEra Energy's interpretation of S&P's credit metric methodology which can be found in their Corporate Ratings Criteria on S&P's website.
(2)	Other includes imputed debt of purchase power agreements, a portion of the deferral related to differential membership interests and certain accrued interest offset by surplus cash.
(3)	Includes premium and discount on all debt issuances.

Florida Power & Light Company
Statistics
(unaudited)

	Preliminary
	Quarter			Year-to-Date
Periods Ended September 30,	2017	2016	% change	2017	2016	% change
Energy sales (million kWh)
Residential	18,104	19,001	(4.7)%	44,444	45,469	(2.3)%
Commercial	12,953	13,585	(4.7)%	35,599	35,939	(0.9)%
Industrial	752	800	(6.0)%	2,241	2,297	(2.4)%
Public authorities	146	142	2.8%	432	422	2.4%
Increase (decrease) in unbilled sales	(182)	(758)	(76.0)%	316	(44)	(818.2)%
Total retail	31,773	32,770	(3.0)%	83,032	84,083	(1.2)%
Electric utilities	1,945	1,964	(1.0)%	4,997	5,200	(3.9)%
Interchange power sales	299	330	(9.4)%	2,024	2,317	(12.6)%
Total	34,017	35,064	(3.0)%	90,053	91,600	(1.7)%

Average price (cents/kWh)(1)
Residential	11.32	10.25	10.4%	11.22	10.24	9.6%
Commercial	8.82	7.93	11.2%	8.87	8.18	8.4%
Industrial	6.80	6.00	13.3%	6.74	6.13	10.0%
Total	9.97	9.03	10.4%	9.89	9.07	9.0%

Average customer accounts (000s)
Residential	4,344	4,290	1.3%	4,333	4,278	1.3%
Commercial	549	542	1.3%	547	539	1.5%
Industrial	12	12	—%	12	12	—%
Other	4	4	—%	5	4	25.0%
Total	4,909	4,848	1.3%	4,897	4,833	1.3%

	September 30,
	2017	2016	% change
End of period customer accounts (000s)
Residential	4,345	4,294	1.2%
Commercial	549	542	1.3%
Industrial	12	12	—%
Other	4	4	—%
Total	4,910	4,852	1.2%

	2017	Normal	2016
Three Months Ended September 30,
Cooling degree-days(2)	1,053	935	1,020
Heating degree-days(2)	—	—	—
Nine Months Ended September 30,
Cooling degree-days(2)	1,928	1,665	1,775
Heating degree-days(2)	125	260	240
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(1)	Excludes interchange power sales, net change in unbilled revenues and deferrals under cost recovery clauses.
(2)	Cooling degree equivalent days use a 72 degree base temperature and heating degree equivalent days use a 66 degree base temperature.